FIRST AMENDMENT

     FIRST AMENDMENT, dated as of March 7, 2001 (this "First Amendment"), to the Credit Agreement (the "Credit Agreement"), dated as of September 22, 2000, among KEYSPAN CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), CITIBANK, N.A. and ABN AMRO BANK, N.V., as Co-Documentation Agents, J.P. MORGAN SECURITIES INC., as Syndication Agent and THE CHASE MANHATTAN BANK, as Administrative Agent.

                                                W I T N E S S E T H
                                                -------------------

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain extensions of credit to the Borrower; and

                  WHEREAS, the Borrower has requested that the Lenders amend
Section 6.1(a) of the Credit Agreement in the manner provided herein; and

                  WHEREAS, the Lenders are willing to agree to the requested amendment, but only upon the terms and conditions set forth herein;

                    NOW THEREFORE,  in consideration  of the premises  contained herein, the parties hereto agree as follows:

               1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

               2. Amendment to Section 6.1(a). Section 6.1(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                  "Permit the ratio of Consolidated Indebtedness to Consolidated Capitalization as at the last day of (i) any fiscal quarter other than the fiscal quarters ending December 31, 2000, March 31, 2001 and June 30, 2001 to exceed 0.65:1.00 and (ii) fiscal quarters ending December 31, 2000, March 31, 2001 and June 30, 2001 to exceed 0.68:1.00."

               3. Effectiveness. This First Amendment shall become effective as of December 30, 2000 upon receipt by the Administrative Agent of duly executed counterparts of this First Amendment by each of the Borrower and the Required Lenders.

               4. Representations and Warranties. On and as the date hereof and after giving effect to this First Amendment the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

               5. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific Section of the Credit Agreement specified herein and narrowly construed and shall not constitute an amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to amend, any other provisions of the Credit Agreement.

               6. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this First Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

               7. Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent.

               8. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       KEYSPAN CORPORATION

                                       By:  /s/  Michael J. Taunton
                                           -------------------------------------
                                            Name:  Michael J. Taunton
                                            Title:  Vice President and Treasurer


                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent and as a Lender

                                       By: /s/  Charles L. Swarns, Jr.
                                          --------------------------------
                                            Name:  Charles L. Swarns, Jr.
                                            Title:  Vice President


                                       CITIBANK N.A., as a Co-Documentation
                                       Agent and as a Lender


                                       By: /s/ Gus Rigas
                                          -------------------------------
                                            Name:  Gus Rigas
                                            Title: Vice President


                                       ABN AMRO BANK, N.V., as a Co-
                                       Documentation Agent and as a Lender


                                       By: /s/ Jeffrey Dodd
                                          -------------------------------
                                            Name:  Jeffrey Dodd
                                            Title: Group Vice President


                                       By: /s/ Kevin S. McFadden
                                          -------------------------------
                                            Name:  Kevin S. McFadden
                                            Title: Group Vice President







                                       BANK OF AMERICA, N.A.


                                       By: /s/ Gretchen P. Burud
                                           ------------------------------
                                            Name:  Gretchen P. Burud
                                            Title:  Managing Director


                                       THE BANK OF NEW YORK


                                       By: /s/ John Watt
                                           ------------------------------
                                            Name:  John Watt
                                            Title: Vice President


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ Philip N. Adsetts
                                          -------------------------------
                                            Name:  Philip N. Adsetts
                                            Title: Director


                                       BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY


                                       By: /s/ Nicholas R. Battista
                                          -------------------------------
                                            Name:  Nicholas R. Battista
                                            Title: VP and Manager


                                       BANK ONE, NA (MAIN OFFICE -CHICAGO)


                                       By: /s/ Mary Lu D. Cramer
                                           ------------------------------
                                            Name:  Mary Lu D. Cramer
                                            Title:  Vice President







                                       BAYERISCHE LANDESBANK GIROZENTRALE,CAYMAN
                                       ISLANDS BRANCH


                                       By: /s/ Hereward Drummond
                                           -----------------------------
                                            Name:  Hereward Drummond
                                            Title: Senior Vice President


                                       By: /s/ Sean O'Sullivan
                                           -----------------------------
                                            Name:  Sean O' Sullivan
                                            Title: Vice President

                                       BARCLAYS BANK PLC


                                       By: /s/ Sydney G. Dennis
                                           ------------------------------
                                            Name:  Sydney G. Dennis
                                            Title: Director


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By: /s/ Philippe Soustra
                                           ------------------------------
                                            Name:  Philippe Soustra
                                            Title: Senior Vice President


                                       THE DAI-ICHI KANGYO BANK, LTD.


                                       By: /s/  Andreas Panteli
                                          -------------------------------
                                            Name:  Andreas Panteli
                                            Title: Sr. Vice President


                                       EUROPEAN AMERICAN BANK


                                       By: /s/ Thomas M. Shinnick
                                          -----------------------
                                            Name:  Thomas M. Shinnick
                                            Title: Vice President


                                       FIFTH THIRD BANK


                                       By: /s/ Ann Pierson
                                           -------------------------------
                                            Name:  Ann Pierson
                                            Title: Corporate Banking Officer


                                       FLEET NATIONAL BANK


                                       By: /s/ Robert D. Lanigan
                                          --------------------------------
                                            Name:  Robert D. Lanigan
                                            Title: Managing Director


                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                       By: /s/ John Dippo
                                           -------------------------------------
                                            Name:  John Dippo
                                            Title: Senior Vice President


                                       MELLON BANK, N.A.


                                       By:  /s/ Richard A. Matthews
                                          -------------------------------------
                                            Name:  Richard A. Matthews
                                            Title: Vice President


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/ Brian M. Begg
                                           ---------------------------------
                                            Name:  Brian M. Begg
                                            Title: Vice President


                                       ROYAL BANK OF CANADA


                                       By:  /s/ Jason York
                                          ------------------------------------
                                            Name:  Jason York
                                            Title: Manager
                                       THE ROYAL BANK OF SCOTLAND PLC


                                       By: /s/ Lee Morse
                                           -----------------------------------
                                            Name:  Lee Morse
                                            Title:  Vice President
                                       UNION BANK OF CALIFORNIA, N.A.


                                       By: /s/ Dennis G. Blank
                                           -----------------------------
                                            Name:  Dennis G. Blank
                                            Title: Vice President


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH


                                       By: /s/ Duncan M. Robertson
                                           ----------------------------
                                            Name:  Duncan M. Robertson
                                               Title: Director

                                       By: /s/ Duncan M. Robertson
                                           ----------------------------------
                                            Name:  Anthony Alessandro
                                            Title: Manager